Exhibit 99.1

Ventas Reports 2023 Third Quarter Results

CHICAGO--(BUSINESS WIRE)--November 2, 2023--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the third quarter ended September 30, 2023.

CEO Remarks

“Ventas delivered a strong third quarter, reflecting attractive property growth across all business segments,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Consistent with our expectations, our senior housing operating portfolio (“SHOP”) led the way, with outstanding occupancy increases from the beginning to the end of the third quarter, across all geographies and product types, including independent living. Move-ins were approximately 120% of 2019 levels, underscoring powerful demand trends and the benefits our communities offer to residents and their families. The senior housing multiyear growth and recovery cycle is in full swing. Looking ahead, we are well positioned to capture additional upside.

“Our high-quality diversified portfolio is unified in serving the needs of the nation’s large and growing aging population, which drives our momentum. Our Company is committed to delivering strong performance and value for shareholders. We are pleased to update the outlook for Attributable Net Income and Nareit FFO per share and increase the midpoint of our Normalized FFO per share guidance for the full year,” Cafaro concluded.

Third Quarter 2023 Highlights

  Net Loss Attributable to Common Stockholders (“Net Loss”) per share of ($0.18), driven primarily, by the recognition of $73 million ($0.18 per share) of non-cash impairments on real estate assets held for sale as the Company continues to recycle capital as part of its Right Market, Right Asset, Right Operator™ strategy
  Normalized Funds from Operations* (“Normalized FFO”) per share of $0.75, an increase of 6% compared to the prior year excluding $0.05 per share of HHS grants received in the third quarter of 2022
  Total Company Net Operating Income* (“NOI”) year-over-year growth of 5.1% and Total Company Same-Store Cash NOI* year-over-year growth of 7.9%
  On a Same-Store Cash NOI* basis, SHOP grew more than 18% year-over-year led by the U.S. which grew approximately 24% year-over-year and was complemented by the 95% occupied Canadian portfolio which grew 6% year-over-year. SHOP Same-Store Cash NOI growth was driven by broad-based occupancy gains, RevPOR growth and moderating operating expense growth, which resulted in margin expansion of 230 basis points

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Third Quarter 2023 Enterprise Results

For the Third Quarter 2023, reported per share results were:

	Quarter Ended September 30,
	2023	2022	$ Change	% Change
Attributable Net (Loss) Income	($0.18)	$0.00	($0.18)	n/a
Nareit FFO*	$0.73	$0.75	($0.02)	(3%)
Normalized FFO*	$0.75	$0.76	($0.01)	(1%)

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

The above earnings measures include a $20 million ($0.05 per share) benefit from HHS grants received in the third quarter of 2022. Net Loss of ($0.18) per share in the third quarter of 2023 includes a $73 million ($0.18 per share) non-cash impairment on real estate assets held for sale.

SHOP Occupancy Demonstrates Broad-Based Gains

Spot occupancy in the SHOP same-store portfolio accelerated, growing 180 basis points from June 30 to September 30. The occupancy growth was broad-based, led by demand strength across both the assisted living and independent living portfolios. Third quarter average occupancy in the SHOP same-store portfolio increased sequentially by 130 basis points (vs. the second quarter 2023), and 110 basis points compared to the prior year period. With favorable demand/supply conditions combined with implementation of the Ventas OI™ active asset management playbook, the Company is well positioned to continue to benefit from an unprecedented multiyear growth and recovery cycle in senior housing.

Attractive Year-to-Date Capital Markets Activity

Ventas’s long-term success is supported by its scale, strong liquidity and access to multiple sources of attractive capital. Ahead of rising interest rates, the Company has raised approximately $2.8 billion year-to-date at cash interest rates averaging approximately 4.9%, which has been used to proactively refinance 2023 and 2024 maturing debt and improve the Company’s floating rate debt exposure to 8% of total consolidated debt, while enhancing liquidity at September 30, 2023 to over $3 billion.

Ventas Releases 2022-2023 Corporate Sustainability Report

Ventas continues its track record of strong environmental, social and governance practices to drive sustainable, long-term value for investors and other stakeholders. The 2022-2023 Corporate Sustainability Report outlines the Company’s success in enabling sustainable environments and strong communities, empowering exceptional people and leading in governance and transparency.

Ventas’s leadership and accomplishments have earned global recognition, including:

  Eleventh consecutive year earning a 4 Star Rating in Global Real Estate Sustainability Benchmark Assessment
  2023 ENERGY STAR® Partner of the Year Sustained Excellence in Energy Management Award, the program’s highest honor, and ranking among the top 15 ENERGY STAR certifiers of 2022
  Fourth consecutive year on the Dow Jones Sustainability World Index, representing the top 10% of global companies based on long-term economic, environmental and social criteria and sixth consecutive year in North America
  Fourth consecutive year on the Bloomberg Gender Equality Index (GEI)
  Fourth consecutive year on the 3BL Media 100 Best Corporate Citizens list
  Bronze Award Winner in Nareit’s 2022 Diversity, Equity and Inclusion Awards
  Seven-time winner of Nareit’s Leader in the Light Award, recognizing companies that demonstrate superior sustainability practices

Updated and Raised Full Year 2023 Guidance

Ventas is updating its outlook for Attributable Net Income and Nareit FFO per share and raising its 2023 Normalized FFO per share guidance midpoint.

The Company’s guidance contains forward-looking statements and is based on a number of assumptions; actual results may differ materially.

	As of 8/3/23	As of 11/2/23
Attributable Net Income Per Share Range	$0.22 - $0.32	$0.14 - $0.17
Attributable Net Income Per Share Midpoint	$0.27	$0.16
Nareit FFO Per Share Range*	$3.19 - $3.29	$3.20 - $3.23
Nareit FFO Per Share Midpoint*	$3.24	$3.22
2023 Normalized Per Share FFO Range*	$2.92 - $3.02	$2.96 - $2.99
2023 Normalized Per Share FFO Midpoint*	$2.97	$2.98

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Investor Presentation

A third quarter earnings presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its third quarter 2023 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned presentation and supplemental, is not incorporated by reference into, and is not part of, this document.

Third Quarter 2023 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, November 3, 2023 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns or has investments in a highly diversified portfolio of approximately 1,400 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior housing communities, outpatient medical buildings, research centers, hospitals and other healthcare facilities. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, NOI and Same-Store Cash NOI. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact and extended consequences of the COVID-19 pandemic and other viruses and infections, such as flu and respiratory syncytial virus, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures, including the risk that some or all of the CARES Act or other COVID-19 relief payments we or our tenants, managers or borrowers received could be recouped; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments, including our ownership of the properties included in our equitized loan portfolio; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs, uninsured liabilities fines or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of new admissions, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (e) the impact of market and general economic conditions on us and our tenants, managers and borrowers, including economic and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in interest rates and exchange rates, tightening of lending standards and reduced availability of credit or capital, geopolitical conditions, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (f) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained, including as a result of bank failures or concerns or rumors about such events, tightening of lending standards and reduced availability of credit or capital; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to pay obligations due to us or our financial results and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (k) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on favorable terms, if at all; (l) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (m) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising interest rates, labor conditions and supply chain pressures; (n) our ability to attract and retain talented employees; (o) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (p) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (q) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising interest rates; (r) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (s) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (t) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (u) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (v) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (w) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (x) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (y) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (z) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of September 30, 2023	As of December 31, 2022
Assets
Real estate investments:
Land and improvements	$2,601,218	$2,437,905
Buildings and improvements	27,220,110	26,020,048
Construction in progress	458,988	310,456
Acquired lease intangible	1,469,998	1,346,190
Operating lease assets	317,369	310,307
	32,067,683	30,424,906
Accumulated depreciation and amortization	(9,978,902)	(9,264,456)
Net real estate property	22,088,781	21,160,450
Secured loans receivable and investments, net	27,823	537,075
Investments in unconsolidated real estate entities	579,172	579,949
Net real estate investments	22,695,776	22,277,474
Cash and cash equivalents	433,937	122,564
Escrow deposits and restricted cash	57,809	48,181
Goodwill	1,044,536	1,044,415
Assets held for sale	43,191	44,893
Deferred income tax assets, net	7,165	10,490
Other assets	684,195	609,823
Total assets	$24,966,609	$24,157,840
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,388,498	$12,296,780
Accrued interest	119,685	110,542
Operating lease liabilities	197,666	190,440
Accounts payable and other liabilities	1,090,028	1,031,689
Liabilities related to assets held for sale	5,098	6,492
Deferred income tax liabilities	26,141	35,570
Total liabilities	14,827,116	13,671,513
Redeemable OP unitholder and noncontrolling interests	265,374	264,650
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 402,381 and 399,707 shares outstanding at September 30, 2023 and December 31, 2022, respectively	100,647	99,912
Capital in excess of par value	15,678,031	15,539,777
Accumulated other comprehensive loss	(6,182)	(36,800)
Retained earnings (deficit)	(5,941,303)	(5,449,385)
Treasury stock, 277 and 10 shares issued at September 30, 2023 and December 31, 2022, respectively	(13,634)	(536)
Total Ventas stockholders’ equity	9,817,559	10,152,968
Noncontrolling interests	56,560	68,709
Total equity	9,874,119	10,221,677
Total liabilities and equity	$24,966,609	$24,157,840

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023		2022
Revenues
Rental income:
Triple-net leased	$159,812	$150,115	$463,906		$451,073
Outpatient medical and research portfolio	226,326	200,867	645,137		600,648
	386,138	350,982	1,109,043	—	1,051,721
Resident fees and services	754,417	668,583	2,184,024		1,977,760
Third party capital management revenues	5,315	4,550	13,488		12,825
Income from loans and investments	1,208	12,672	21,351		33,271
Interest and other income	2,754	489	5,529		2,191
Total revenues	1,149,832	1,037,276	3,333,435		3,077,768
Expenses
Interest	147,919	119,413	419,259		344,158
Depreciation and amortization	370,377	301,481	957,185		873,620
Property-level operating expenses:
Senior housing	573,715	499,972	1,658,047		1,482,948
Outpatient medical and research portfolio	78,915	66,098	217,999		192,609
Triple-net leased	3,847	3,756	11,180		11,349
	656,477	569,826	1,887,226		1,686,906
Third party capital management expenses	1,472	1,750	4,614		4,473
General, administrative and professional fees	33,297	35,421	112,494		111,334
Loss (gain) on extinguishment of debt, net	612	574	(6,189)		581
Transaction expenses and deal costs	7,125	4,782	11,580		37,852
Allowance on loans receivable and investments	(66)	(63)	(20,195)		(179)
Gain on foreclosure of real estate	—	—	(29,127)		—
Other	9,432	9,162	(765)		30,088
Total expenses	1,226,645	1,042,346	3,336,082		3,088,833
Loss before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(76,813)	(5,070)	(2,647)		(11,065)
(Loss) income from unconsolidated entities	(5,119)	1,970	20,512		(3,346)
Gain on real estate dispositions	10,711	136	22,317		2,557
Income tax benefit	1,662	6,027	14,237		14,307
(Loss) income from continuing operations	(69,559)	3,063	54,419		2,453
Net (loss) income	(69,559)	3,063	54,419		2,453
Net income attributable to noncontrolling interests	1,565	1,807	4,573		4,881
Net (loss) income attributable to common stockholders	$(71,124)	$1,256	$49,846		$(2,428)
Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.17)	$0.01	$0.14		$0.01
Net (loss) income attributable to common stockholders	(0.18)	—	0.12		(0.01)
Diluted:[1]
(Loss) income from continuing operations	$(0.17)	$0.01	$0.13		$0.01
Net (loss) income attributable to common stockholders	(0.18)	0.00	0.12		(0.01)
Weighted average shares used in computing earnings per common share
Basic	402,859	399,646	401,424		399,513
Diluted	406,655	403,543	405,166		403,431
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q3 YoY
	2023	2022	Change
	Q3	Q3	’23-’22
Net (loss) income attributable to common stockholders	$(71,124)	$1,256	n/a
Net (loss) income attributable to common stockholders per share	$(0.18)	$0.00	n/a
Adjustments:
Depreciation and amortization on real estate assets	369,781	300,796
Depreciation on real estate assets related to noncontrolling interests	(4,045)	(4,315)
Depreciation on real estate assets related to unconsolidated entities	11,057	8,980
Gain on real estate dispositions	(10,711)	(136)
Gain on real estate dispositions related to noncontrolling interests	2	21
Gain on real estate dispositions and other related to unconsolidated entities	—	(2,388)
Subtotal: Nareit FFO adjustments	366,084	302,958
Subtotal: Nareit FFO adjustments per share	$0.90	$0.75
Nareit FFO attributable to common stockholders	$294,960	$304,214	(3%)
Nareit FFO attributable to common stockholders per share	$0.73	$0.75	(3%)

Adjustments:
Change in fair value of financial instruments	6,201	415
Non-cash income tax benefit	(3,440)	(5,777)
Loss on extinguishment of debt, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	1,302	574
Gain on transactions related to unconsolidated entities	(1)	—
Transaction expenses and deal costs, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	7,375	6,551
Amortization of other intangibles including Ventas’ share attributable to unconsolidated entities	96	268
Other items related to unconsolidated entities	1,212	170
Non-cash impact of changes to equity plan	(2,194)	(2,565)
Materially disruptive events, net and including Ventas’ share attributable to unconsolidated entities	(892)	1,982
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	(64)	(61)
Subtotal: Normalized FFO adjustments	9,595	1,557
Subtotal: Normalized FFO adjustments per share	$0.02	$0.00
Normalized FFO attributable to common stockholders	$304,555	$305,771	—%
Normalized FFO attributable to common stockholders per share	$0.75	$0.76	(1%)
Weighted average diluted shares	406,655	403,543

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction expenses and deal costs, including transaction, integration and severance-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Income and FFO Attributable to Common Stockholders Full Year 2023 Guidance[1,2] (In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2023		FY 2023 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$56	$68	$0.14	$0.17

Depreciation and amortization adjustments	1,282	1,282	3.16	3.16
Gain on real estate dispositions	(42)	(42)	(0.10)	(0.10)
Other adjustments[3]	(0)	(0)	(0.00)	(0.00)

Nareit FFO attributable to common stockholders	$1,296	$1,308	$3.20	$3.23

Other adjustments[3]	(95)	(95)	(0.24)	(0.24)

Normalized FFO attributable to common stockholders	$1,200	$1,212	$2.96	$2.99
% Year-over-year growth			(1%)	0%

Weighted average diluted shares (in millions)	405	405
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

[2]	Totals may not add due to minor corporate-level adjustments.
[3]	Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Third Quarter 2023 Same-Store Cash NOI by Segment (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30, 2023
	SHOP	OM&R	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(71,124)
Adjustments:
Interest and other income					(2,754)
Interest expense					147,919
Depreciation and amortization					370,377
General, administrative and professional fees					33,297
Loss on extinguishment of debt, net					612
Transaction expenses and deal costs					7,125
Allowance on loans receivable and investments					(66)
Other					9,432
Loss from unconsolidated entities					5,119
Gain on real estate dispositions					(10,711)
Income tax benefit					(1,662)
Net income attributable to noncontrolling interests					1,565
NOI	$180,702	$148,073	$155,965	$4,389	$489,129
Adjustments:
Straight-lining of rental income	—	(2,350)	(191)	—	(2,541)
Non-cash rental income	—	(2,484)	(12,464)	—	(14,948)
NOI not included in cash NOI[1]	575	(377)	(3,265)	—	(3,067)
Non-segment NOI	—	—	—	(4,389)	(4,389)
Cash NOI	$181,277	$142,862	$140,045	$—	$464,184
Adjustments:
Cash NOI not included in same-store	(22,074)	(13,576)	(11,076)	—	(46,726)
Same-store Cash NOI	$159,203	$129,286	$128,969	$—	$417,458
Percentage increase	18.2%	3.1%	1.7%		7.9%

	For the Three Months Ended September 30, 2022
	SHOP	OM&R	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$1,256
Adjustments:
Interest and other income					(489)
Interest expense					119,413
Depreciation and amortization					301,481
General, administrative and professional fees					35,421
Loss on extinguishment of debt, net					574
Transaction expenses and deal costs					4,782
Allowance on loans receivable and investments					(63)
Other					9,162
Income from unconsolidated entities					(1,970)
Gain on real estate dispositions					(136)
Income tax benefit					(6,027)
Net income attributable to noncontrolling interests					1,807
NOI	$168,611	$135,316	$146,359	$14,925	$465,211
Adjustments:
Straight-lining of rental income	—	(1,927)	(645)	—	(2,572)
Non-cash rental income	—	(2,631)	(12,353)	—	(14,984)
NOI not included in cash NOI[1]	1,589	(1,544)	(7,010)	—	(6,965)
Non-segment NOI	—	—	—	(14,925)	(14,925)
NOI impact from change in FX	(1,255)	—	463	—	(792)
Net HHS grants received	(20,249)	—	—	—	(20,249)
Cash NOI	$148,696	$129,214	$126,814	$—	$404,724
Adjustments:
Cash NOI not included in same-store	(14,054)	(3,760)	—	—	(17,814)
NOI impact from change in FX not in same-store	70	—	—	—	70
Same-store Cash NOI	$134,712	$125,454	$126,814	$—	$386,980
[1]	Excludes sold assets, assets held for sale, development properties not yet operational, land parcels and third-party management revenues.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, Outpatient Medical and Research Portfolio and Triple-Net), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the outpatient medical and research portfolio and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the outpatient medical and research portfolio and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

BJ Grant
(877) 4-VENTAS